UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2012

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293	43-1309065
(Commission File Number)	(IRS Employer Identification No.)

411 Fountain Lakes Blvd., St. Charles, Missouri	63301
(Address of Principal Executive Offices)	(Zip Code)

(636) 946-6525
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry Into a Material Definitive Agreement.

Credit Agreement

In connection with the completion of the Acquisition (as defined and discussed below in Item 2.01), on December 28, 2012 (the “Closing Date”), LMI Aerospace, Inc. (the “Company”) completed its previously announced refinancing (the “Refinancing”), pursuant to which it entered into a credit agreement among the Company, certain subsidiaries of the Company as guarantors, the lenders party thereto, Royal Bank of Canada, as Administrative Agent, and Wells Fargo Bank, National Association, as Syndication Agent (the “Credit Agreement”).  The Credit Agreement provides for senior secured credit facilities in an aggregate principal amount of up to $300.0 million comprising (i) a revolving credit facility of up to $75.0 million (the “Revolving Facility”) and (ii) a term loan facility of $225.0 million (the “Term Loan Facility”).  The Revolving Facility includes a sublimit for one or more swingline loans and letters of credit, to be provided from time to time and subject to certain conditions.  The Revolving Facility will mature on the fifth anniversary of the Closing Date and the Term Loan Facility will mature on the sixth anniversary of the Closing Date.

The Term Loan Facility bears interest at a rate per annum equal to, at the option of the Company, LIBOR, adjusted for statutory reserve requirements (“Adjusted LIBOR”), plus 4.75%, with an Adjusted LIBOR “floor” of 1.25%, or an alternate base rate plus 3.75%, with an alternate base rate “floor” of 2.25%.  Borrowings under the Revolving Facility bear interest at a rate per annum equal to, at the option of the Company, Adjusted LIBOR plus 4.75%, with an Adjusted LIBOR “floor” of 1.25%, or an alternate base rate plus 3.75%, with an alternate base rate “floor” of 2.25%; provided that from and after the first full fiscal quarter ending after the Closing Date, the applicable margin for the Revolving Facility will be subject to a step-down pricing grid based on the consolidated total net leverage ratio of the Company.

The Term Loan Facility is required to be repaid in quarterly principal installments of $562,500 each, beginning March 31, 2013 and continuing through 23 consecutive calendar quarters, followed by a final principal payment of approximately $212.1 million due on December 28, 2018, the Term Loan Facility maturity date.  In addition, the Company is required to make the following mandatory prepayments in respect of the Term Loan Facility: (a) 50% of the excess cash flow of the Company with step downs to 25% and 0% when the Company maintains specified consolidated total net leverage ratio levels, (b) 100% of the net cash proceeds of certain asset sales (including insurance and condemnation proceeds), subject to reinvestment rights and certain other exceptions, and (c) 100% of the net proceeds of other debt obligations incurred by the Company, subject to certain exceptions.

Obligations under the Credit Agreement are guaranteed by the Company’s existing and future direct and indirect material domestic subsidiaries, subject to certain customary limited exceptions.  The Credit Agreement is secured by first priority perfected security interests in substantially all the Company’s and its direct subsidiaries’ assets and the assets of each subsidiary guarantor, whether owned as of the Closing Date or thereafter acquired, including a first priority pledge of the equity interests of the Company that are owned by the Company or any subsidiary guarantor, 100.0% of the non-voting equity interests and 65.0% of the voting equity interests of each non-U.S. subsidiary guarantor (subject to certain limited exceptions).  The Credit Agreement requires compliance with certain financial covenants providing for maintenance of a minimum consolidated interest coverage ratio and maintenance of a maximum consolidated total net leverage ratio.

The Credit Agreement contains certain customary negative covenants, which include limitations on liens, investments, indebtedness, dispositions, mergers and acquisitions, the making of restricted payments, transactions with affiliates, use of proceeds, entry into burdensome agreements and changes to governing documents.  The Credit Agreement also contains certain customary affirmative covenants and events of default, including upon a change of control.

The Company is required to pay an unused commitment fee, which initially is 0.50% per annum and which (a) steps down to (i) 0.250% per annum if the consolidated total net leverage ratio is less than 1.50:1.00 or (ii) 0.375% per annum if the consolidated total net leverage ratio is less than 2.00: 1.00 but greater than or equal to 1.50:1.00; (b) is equal to 0.50% per annum if the consolidated total net leverage ratio is less than 3.00:1.00 but greater than or equal to 2.00: 1.00; and (c) steps up to 0.625% per annum if the consolidated total net leverage ratio is greater than or equal to 3.00:1.00.  Such unused commitment fee will be payable quarterly in arrears and on December 28, 2017, the Revolving Facility maturity date.  The Company will also pay customary letter of credit issuance and other fees under the Credit Agreement.

A copy of the Credit Agreement, including the form of guarantee agreement attached as an exhibit thereto, is filed as Exhibit 10.1 to this Current Report on Form 8-K (“Report”) and is incorporated herein by reference.  Reference is made to the Credit Agreement for a more complete understanding of the Revolving Facility and Term Loan Facility.  The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement.

Employment Agreements

In connection with the completion of the Acquisition (as defined and discussed below in Item 2.01), on December 28, 2012, the Company entered into an employment agreement with each of Charles Newell and Henry Newell (together, the “Employment Agreements”), pursuant to which each individual will serve as Co-President of the Company’s Aerostructures segment.  Each Employment Agreement provides for an initial term of employment that commences on January 1, 2013 and expires on January 1, 2016.  Thereafter, each Employment Agreement automatically renews for additional one-year periods unless either party gives at least two months’ notice of termination.  Each Employment Agreement provides for a base salary of $350,000 for 2013, $360,500 for 2014 and $371,315 for 2015 and thereafter as well as annual performance bonuses computed as a percentage of (i) the base salary if the Aerostructures segment’s Annual Income from Operations (as defined in the Employment Agreement) exceeds 60% or 100% of the budgeted figure for such fiscal year, as the case may be, and (ii) the Company’s Annual Income from Operations if it exceeds 60% of the budgeted figure for such fiscal year.  Each Employment Agreement also includes a claw back provision consistent with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Company’s Policy for Recoupment of Incentive Compensation.

Each Employment Agreement may be terminated by the respective employee upon 30 days’ notice to the Company, upon his death or permanent disability or by the Company for cause or due to his unsatisfactory performance.  Each such employee will be entitled to severance pay if his employment is terminated due to his unsatisfactory performance or the cessation of the business of the Company, or in conjunction with a change in the control of the Company.  In all other instances of termination, each such employee will be entitled to receive only accrued and unpaid base salary.  Each Employment Agreement also contains non-compete, confidentiality and other provisions customarily found in employment agreements with executive officers.

Copies of the Employment Agreements are filed as Exhibits 10.2 and 10.3 to this Report and are incorporated herein by reference.  Reference is made to the Employment Agreements for a more complete understanding of the employment terms and conditions.  The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreements.

Section 2 – Financial Information

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 28, 2012, pursuant to the Membership Interest Purchase Agreement dated as of December 5, 2012 (the “Purchase Agreement”), by and among the Company, Valent Aerostructures, LLC, a Delaware limited liability company (“Valent”), and the members of Valent (collectively, the “Sellers”), the Company completed its previously announced acquisition (the “Acquisition”) of all of the issued and outstanding equity interests of Valent.  Pursuant to the Purchase Agreement, Valent became a wholly-owned subsidiary of the Company as a result of the Acquisition.  The aggregate acquisition value provided by the Company was approximately $237.0 million, plus approximately $9.7 million of certain retained obligations of Valent.  The purchase consideration paid to the Sellers was approximately $237.0 million, less retained indebtedness of approximately $12.6 million, subject to adjustment for working capital and transaction expenses (the “Purchase Price”).  $15.0 million of the Purchase Price was paid in the form of 783,798 shares of the Company’s common stock, par value $0.02 per share, and the remainder was paid in cash.  In addition, the Sellers are entitled to receive up to $40.0 million in the form of an earn-out if Valent reaches certain performance milestones as measured by the adjusted EBITDA of Valent in 2013, payable in 2014 and 2015.

A copy of the Purchase Agreement was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated December 6, 2012 and is incorporated herein by reference.  Reference is made to the Purchase Agreement for a more complete understanding of the Acquisition.  The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.

On December 28, 2012, the Company entered into a Credit Agreement with certain subsidiaries of the Company as guarantors, the lenders party thereto, Royal Bank of Canada, as Administrative Agent, and Wells Fargo Bank, National Association, as Syndication Agent.  Reference is made to Item 1.01 of this Report for a summary of the Credit Agreement, which is incorporated hereto by such reference.

Section 3 – Securities and Trading Markets

Item 3.02.	Unregistered Sales of Equity Securities.

On December 28, 2012, in connection with the completion of the Acquisition, the Company issued to the Sellers an aggregate of 783,798 shares of the Company’s common stock, par value $0.02 per share, having an aggregate value of $15.0 million and representing the non-cash component of the Purchase Price paid by the Company in the Acquisition (the “Shares”).  The Shares were issued pursuant to the terms and conditions set forth in the Purchase Agreement, a summary of which is set forth in Item 2.01 of this Report.  The Shares were issued in a private offering pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of January 1, 2013, the Company appointed each of Charles Newell, age 57, and Henry Newell, age 48, as Co-President of the Company’s Aerostructures segment, in accordance with the Employment Agreements described above in Item 1.01.  Reference is made to Item 1.01 of this Report for a summary of the Employment Agreements, which is incorporated hereto by such reference.

Since 2009, Charles Newell has served as Chief Executive Officer of Valent.  Since 2000, Charles Newell has also been a manager of Tech Investments, LLC and Tech Investments II, LLC, each a private equity fund and former equity owner of Valent (collectively, the “Funds”).  Charles Newell received a BS in Business and Accounting from the University of Kansas.

Since 2009, Henry Newell has served as Chief Executive Officer of Business Development with Valent.  Since 2000, Henry Newell has also been a manager of the Funds.  Henry Newell received a BS in Business from the University of Kansas.

Prior to the Acquisition (and during the periods in which Charles Newell and Henry Newell, respectively, were employed by Valent), Valent was not a parent, subsidiary or other affiliate of the Company.  Charles Newell and Henry Newell are brothers and, except for such relationship, there are no family relationships between Charles Newell and Henry Newell and any other director, executive officer or person nominated or chosen by the Company to become a director or executive officer.  Paul Newell, the Director of Process Improvement at Valent, is the brother of Charles and Henry Newell.  Paul Newell received fiscal year 2012 compensation of approximately $140,000.

Section 8 – Other Events

Item 8.01.	Other Events.

On December 31, 2012, the Company issued a press release announcing the completion of the Acquisition and the Refinancing (the “Press Release”).  A copy of the Press Release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

The financial statements required to be filed as part of this Report will be filed by amendment to this Report as soon as practicable but not later than March 11, 2013.

(b)	Pro forma financial information.

The historical pro forma financial information required to be filed as part of this Report will be filed by amendment to this Report as soon as practicable but not later than March 11, 2013.

(d)	Exhibits.

See the Exhibit Index which is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 4, 2013

LMI AEROSPACE, INC.

By:	/s/ Lawrence E. Dickinson
Lawrence E. Dickinson
Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1*
Membership Interest Purchase Agreement, dated as of December 5, 2012, among the Company, Valent Aerostructures, LLC, and the members of Valent Aerostructures, LLC (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to this agreement are omitted but will be provided supplementally to the SEC upon request)

10.1
Credit Agreement dated as of December 28, 2012, among the Company, certain subsidiaries of the Company, the lenders party thereto, Royal Bank of Canada, as Administrative Agent, and Wells Fargo Bank, National Association, as Syndication Agent

10.2	Employment Agreement dated as of December 28, 2012, by and between the Company and Charles M. Newell

10.3	Employment Agreement dated as of December 28, 2012, by and between the Company and Henry H. Newell

99.1	Press Release of the Company, dated December 31, 2012

*	Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated December 6, 2012